Exhibit 5.1

Wildman, Harrold, Allen & Dixon LLP Letterhead

Nanophase Technologies Corporation

1319 Marquette Drive

Romeoville, Illinois 60446

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Nanophase Technologies Corporation (the “Company”) of a Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission, including a prospectus covering the offering of 847,918 of shares of Common Stock, $0.01 par value, as described in the Registration Statement (the “Shares”).

The Shares will be sold from time to time by the selling stockholder (the “Selling Stockholder”) named in the Registration Statement, on the NASDAQ Global Market or otherwise, directly or through underwriters, brokers or dealers.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company’s Amended and Restated Articles of Incorporation and Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In all such examinations, we have assumed the genuineness and authenticity of all documents submitted to us as copies thereof and that all information contained in all documents that we have reviewed is correct and complete.

Based on the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholder pursuant to the Registration Statement have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.

Dated: January 22, 2010

Very truly yours,

/s/ Wildman, Harrold, Allen & Dixon LLP
Wildman, Harrold, Allen & Dixon LLP